SEC File No. __________

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 1-A,

Dated: September 3, 2021

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Fernhill Corp.
(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

3773 Howard Hughes Pkwy

Suite 500s

Las Vegas, NV 89169

(775) 400-1180
(Address, including zip code, and telephone number,
including area code of issuer's principal executive office)

Jeff Turner
897 W Baxter Dr.

South Jordan, UT 84095

801-810-4465
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

1040	77-0454856
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER I

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: September 3, 2021

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Fernhill Corp.

3773 Howard Hughes Pkwy

Suite 500s

Las Vegas, NV 89169

(775) 400-1180

350,000,000 Shares of Common Stock

at a price range of $0.008-$0.04 per Share

Minimum Investment: $250 (6,250 Shares at the Maximum Offering Price)

Maximum Offering: $2,800,000-$14,000,000

See The Offering - Page 9 and Securities Being Offered - Page 29 For Further Details. None of the Securities Offered Are Being Sold by Present Security Holders. This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 365 days from the date of qualification by the Securities and Exchange Commission, Unless Extended or Terminated Earlier by The Issuer

PLEASE REVIEW ALL RISK FACTORS ON PAGES 10 THROUGH PAGE 16 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$0.008-$0.04	$0	$0.008-$0.04	None
Minimum Investment	$250	$0	$250	None
Maximum Offering	$2,800,000-$14,000,000	$0	$2,800,000-$14,000,000	None

(1) The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2) Does not reflect payment of expenses of this Offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER."

(3) There are no finder's fees or other fees being paid to third parties from the proceeds. See 'PLAN OF DISTRIBUTION.'

This Offering (the "Offering") consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Fernhill Corp., a Nevada Corporation (the "Company"). There are 350,000,000 Shares being offered at a price range of $0.008-$0.04 per Share with a minimum purchase of $250 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion. The Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares offered is 350,000,000 Shares of Common Stock ($0.04 at the maximum offering price). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol "FERN". On September 2, 2021, the last reported sale price of our common stock was $0.0145 per share.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier I offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company's CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 10.

Sales of these securities will commence three calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD BOY” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY'S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering circular after qualification.

Sale of these shares will commence within three calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Unless otherwise indicated, the terms "Fernhill Corp.," "Fernhill," "the Company," we," "our," and "us" are used in this Offering Circular to refer to Fernhill Corp, to one or more of our subsidiaries, or to all of them taken as a whole.

Business Overview

Fernhill Corp. a Nevada corporation, is a diversified technology holding company that has interests in and seeks to acquire, build and develop, businesses in mobile applications, blockchain/digital assets, SaaS, FinTech and alternative energy solutions, as well as other technologies that address the world's leading environmental and social concerns. For further information regarding the Company and our plan of operation, see the section entitled “Description of Business” beginning on page 21 of this Offering Circular.

Issuer:	Fernhill Corp.

Type of Stock Offering:	Common Stock

Price Per Share:	$0.008-$0.04

Minimum Investment:	$250 per investor (6,250 Shares of Common Stock at Maximum Offering Price). We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$2,800,000-$14,000,000 The Company will not accept investments greater than the Maximum Offering amount.

Maximum Shares Offered:	350,000,000 Shares of Common Stock

Investment Amount Restrictions:

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Method of Subscription:

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, or ACH.  Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.  Subscriptions are irrevocable and the purchase price is non-refundable.

Use of Proceeds:	See the description in section entitled "USE OF PROCEEDS TO ISSUER" on page 20 herein.

Voting Rights:	The Shares have full voting rights.

Trading Symbols:	Our common stock is directly quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “FERN"

Transfer Agent and Registrar	Action Stock Transfer Corporation is our transfer agent and registrar in connection with the Offering.

Length of Offering:

Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 365 days from the date of qualification by the Commission,  (3) the Company in its sole discretion withdraws this
Offering.

The Offering

Common Stock Outstanding as of September 3, 2021 (1)	1,930,863,830 Shares
Common Stock in this Offering	350,000,000 Shares
Stock to be outstanding after the offering (2)	2,280,863,830 Shares

The Company has also authorized 10,000,000 shares of Preferred Stock, of which 1,000,000 shares of Series A Preferred Stock are issued and outstanding and has designated 10,000 shares of Series B Preferred stock, of which 0 shares are issued and outstanding. No Preferred Stock is being sold in this Offering.

The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

Investment Analysis

There is no assurance Fernhill Corp. will be profitable, or that management's opinion of the Company's future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company's Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company's business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company's current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company has a limited operating history.

The Company has a limited operating history. There can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company is dependent upon its management, key personnel, and consultants to execute its business plan.

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officer, Marc Lasky. Loss of this individual could have a material adverse effect upon the Company's business, financial condition, or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the fintech sector, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on its ability to operate. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition, or results of operations.

Although dependent upon certain key personnel, the Company does not have any key man life insurance policies on any such people.

The Company is dependent upon management in order to conduct its operations and execute its business plan. However, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management, or founders die or become disabled, the Company will not receive any compensation that would assist with such person's absence. Although the Company has plans to purchase key man life insurance on its key personnel in the future, the loss of such person prior to the purchase of such coverage could negatively affect the Company and its operations.

The Company is subject to income taxes as well as non-income-based taxes such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income-based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which a determination is made.

The Company is not subject to Sarbanes-Oxley regulations and lacks the financial controls and safeguards required of public companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.

The Company has engaged in certain transaction with related persons.

Please see the section of this Offering Circular entitled "Interest of Management and Others in Certain Related-Party Transactions and Agreements"

The Company's bank accounts will not be fully insured.

The Company's regular bank accounts have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company's banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company's business plan is speculative.

The Company's present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company has incurred debt and will likely incur future debt.

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

If we are unable to effectively protect our intellectual property, we may lose our ability to operate our business and compete in this industry.

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company's financial results as well as your investment.

A breakdown of computer/information systems or the Company’s website could affect the Company’s ability to conduct business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and, therefore, on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

The amount of capital the Company is attempting to raise in this Offering may not be enough to sustain the Company’s current business plan.

In order to achieve the Company's near and long-term goals, the Company may need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms, if at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

 Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to substantially curtail our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our operating plan relies in large part on assumptions and analysis developed by the Company. If these assumptions prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•our ability to manage the Company's growth

•demand for the Company's products and services

•the timing and costs of new and existing marketing and promotional efforts

•competition

•the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

•consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, results of operations and financial condition.

To date, the Company has not been profitable and may not be profitable for the foreseeable future. The Company cannot accurately predict when it might become profitable.

The Company has not been profitable and may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company's business. As a result, the Company expects to continue to experience substantial negative cash flow for the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company may be unable to manage its growth or implement its strategy.

The Company may not be able to expand its product and service offerings, markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. Rapid, significant growth will place a strain on the Company's administrative, operational, and financial resources. If the Company is unable to successfully manage its future growth, establish and continue to upgrade its operating and financial control systems, recruit and hire necessary personnel, or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

The Company's business model is evolving.

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market its products to potential users who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the its business model as the Company's market continues to evolve.

The Company faces competition from companies of varying sizes, some of which have greater access to financial resources, research and development, and other resources.

In many cases, the Company's competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company's results of operations.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Unfavorable global economic, business or political conditions could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of our control, including the U.S. presidential election and the impact of health and safety concerns, such as those relating to the current COVID-19 outbreak. The most recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakening our ability to raise additional capital when needed on acceptable terms, if at all. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

To date, the COVID-19 outbreak has not had a material adverse impact on our operations. However, the future impact of the COVID-19 outbreak is highly uncertain, cannot be predicted and there is no assurance that the COVID-19 outbreak will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus.

Risks Relating to This Offering and Investment

The Company may undertake additional equity or debt financing that may dilute the Shares in this Offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on such investment.

An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “best efforts” basis and the Company may not raise the maximum amount being offered.

Since the Company is offering the Shares on a "best efforts" basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use of Proceeds to Issuer which the Company has outlined in this Offering Circular or to meet the Company's working capital needs. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not anticipate paying them in the future. You return on investment, if any, will be limited to the market value of the Shares you purchase.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the future. Since we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if the market value of the Shares appreciates beyond your purchase price. While the Company may choose to pay dividends at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

The Company may not be able to obtain additional financing.

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company's current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company's present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in application and use of Offering proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering in order to address changed circumstances and opportunities. As such, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of the Offering.

An investment in the Company Shares could result in a loss of your entire investment.

An investment in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

Sales of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No guarantee of return on investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular, and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our subscription agreement identifies the State of Nevada for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Regulation A offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this [Subscription] Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this Offering shall be determined in accordance with the laws of the state of Nevada. Furthermore, the Subscription Agreement establishes the state and federal courts located in the city of Carson City, Nevada as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum disputes with the company and its directors, officers or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to the market.  The Offering Price has been arbitrarily determined and is not meant to reflect a valuation of the Company.

DILUTION

The term 'dilution' refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 17% of the total Shares of stock of the Company. The Company anticipates that subsequent to this Offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of June 30, 2021 was $(399,462), or $(0.000210) per share based on 1,930,863,830 outstanding shares of our Common Stock outstanding on September 3, 2021. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering at the Maximum Offering Price (before deducting our estimated offering expenses of $25,000):

	100%		75%		50%		25%
Funding Level	$14,000,000		$10,500,000		$7,000,000		$3,500,000
Offering Price	$0.04		$0.04		$0.04		$0.04
Net tangible book value per share of Common Stock before this Offering (1)	$(0.00021)	$	$(0.00021)	$	$(0.00021)	$	$(0.00021)
Increase in net tangible book value per share attributable to new investors in this Offering	$0.00617		$0.00481		$0.00334		$0.00174
Net tangible book value per share of Common Stock, after this Offering (2)	$0.00596		$0.00461		$0.00313		$0.00154
Dilution per share to investors in the Offering	$0.03404		$0.03539		$0.03687		$0.03846

(1) Based on net tangible shareholders equity book value as of June 30, 2021 of $(399,462) and 1,930,863,830 outstanding shares of Common Stock as of September 3, 2021.

(2) Before deducting estimated offering expenses of $25,000.

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 350,000,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this Offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is a principal amount of $250 amount, equal to 8,334 Shares of Common Stock at the maximum offering price. All subscription checks should be sent to the following address:

Fernhill Corp.

3773 Howard Hughes Pkwy

Suite 500s

Las Vegas, NV 89169

In such case, subscription checks should be made payable to Fernhill Corp. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor. The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under "Tier 1" of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company's current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $2,800,000-$14,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $13,975,000 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use substantially all of the net proceeds for general working capital, repayment of outstanding debt obligations, and acquisitions. At present, management's best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company's management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company's management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

Assuming $0.04 Offering Price (Max):	10%	25%	50%	75%	100%
Working Capital	$300,000	$1,400,000	$3,900,000	$6,400,000	$8,900,000

Repayment of Notes Payable	$100,000	$300,000	$300,000	$300,000	$300,000

Acquisitions	$1,000,000	$1,800,000	$2,800.000	$3,800,000	$4,800,000

Total	$1,400,000	$3,500,000	$7,000,000	$10,500,000	$14,000,000

Assuming $0.02 Offering Price (Midpoint):	10%	25%	50%	75%	100%
Working Capital	$455,000	$650,000	$1,500,000	$1,950,000	$2,700,000

Repayment of Notes Payable	$59,750	$100,000	$200,000	$300,000	$300,000

Acquisitions	$185,250	$1,000,000	$1,800,000	$3,000,000	$4,000,000

Total	$700,000	$1,750,000	$3,500,000	$5,250,000	$7,000,000

Assuming $0.008 Offering Price:	10%	25%	50%	75%	100%
Working Capital	$100,000	$340,000	$500,000	$800,000	$1,000,000

Repayment of Notes Payable	$59,750	$59,750	$100,000	$200,000	$300,000

Acquisitions	$40,250	$300,250	$800,000	$1,100,000	$1,500,000

Total	$280,000	$700,000	$1,400,000	$2,100,000	$2,800,000

As indicated in the table above, if we sell only 75%, or 50%, or 25% or 10% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company's management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate

DESCRIPTION OF BUSINESS

Company Overview and Plan of Operation

Fernhill Corp. was incorporated in Nevada on April 7, 1997 under the name Alaskan Geodetic Survey Inc. On January 16, 2009, the Company filed articles of amendment with the state of Nevada changing the name of the Company to Global Gold Corporation. On November 7, 2011, the Company filed articles of amendment with the state of Nevada changing the name of the Company to Fernhill Corp.

We are a technology holding company that builds, acquires and incubates businesses in the blockchain, cryptocurrency, mobile applications, software, Fintech and alternative energy industries. The company is highly interested in technologies that address the world’s leading environmental and humanitarian concerns.

Fernhill is the parent company of Worldwide Sun, LLC (“Worldwide”). Worldwide is a developer of solar power technology and various uses of the solar power technology.

The Company plans to further develop and expand upon the technologies it owns, invented or acquired relative to alternative energy, and fuel cell technology. Recently, the company purchased PerfectMine, a cryptocurrency mining operating system, in an effort to provide an onramp and access point to the broader crypto mining community and to have a unique and commercial grade technology platform for mining, management and monitoring crypto rigs. The Company plans to launch a multi-channel marketing plan to quickly scale up PerfectMine’s client base and is preparing to provide new features, functionality, tools and partnerships for the PerfectMine platform.

On August 25, 2021, the Company announced that it signed a non-binding, confidential letter of intent (“LOI”) to acquire an institutional digital asset trading software platform that serves hedge funds, banks, and investment firms by providing best execution order routing, proprietary trading algorithms, risk exposure analytics and global access to more than 25 of the top crypto exchanges. The significance of the proposed acquisition and the probability of its completion cannot be determined at this time as the parties have only just commenced their pre-acquisition due diligence. Once significance and probability can be determined, the Company will update this Offering Circular accordingly to comply with Rule 8-04 of Regulation S-X.

Over the next 12-18 months the Company aims to meet the listing standards necessary to uplist to a senior exchange by making acquisitions, raising capital, adding members to its team and advisory board, and becoming a registered member of the SEC.

The Company is a signatory member of the Crypto Climate Accord (“CCA”), a private sector initiative focused on decarbonizing the cryptocurrency industry over the coming years. Their membership in the CCA reflects the Company’s initiative to incorporate environmental, social, and governance (“ESG”) criteria into their business plan and acquisitions.

DESCRIPTION OF PROPERTY

The Company currently leases a virtual office presence from an unaffiliated third party on an annual contract for approximately $200 per year.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019.

Revenues – For the years ended December 31, 2020 and 2019, our business had revenues of $0 and $0, respectively.

Net Income – For the years ended December 31, 2020 and 2019, we recorded net income of $(37,321) and $(54,676), respectively.

Selling, General and Administrative Expenses – For the years ended December 31, 2020 and 2019, our business had selling, general and administrative expenses of  $4,184 and 2,187, respectively.

Professional Fees – For the years ended December 31, 2020 and 2019, our business had professional fees of $559 and $12,749, respectively.

Marketing Expenses – For the years ended December 31, 2020 and 2019, our business had marketing expenses of $0, and $42, respectively.

Liquidity and Capital Resources

Net cash (used in) provided by operating activities for the years ended December 31, 2020 and 2019 was  $(889) and $(19,912), respectively.

Net cash used in investing activities for the years ended December 31, 2020 and 2019 was $0 and $0, respectively.

Net cash provided in financing activities for the years ended December 31, 2020 and 2019 was $0 and $16,199, respectively.

As of December 31, 2020, the Company had $0 in cash to fund its operations.

Off Balance Sheet Arrangements

As of December 31, 2020, there were no off-balance sheet arrangements.

Six Months Ended June 30, 2021 Compared to Six Months Ended June 30, 2020.

Revenues – For the years ended June 30, 2021 and 2020, our business had revenues of $0 and $0, respectively.

Net Income – For the years ended June 30, 2021 and 2020, we recorded net income of $(111,956) and $(9,012), respectively.

Selling, General and Administrative Expenses – For the years ended June 30, 2021 and 2020, our business had selling, general and administrative expenses of  $38 and $0, respectively.

Professional Fees – For the years ended June 30, 2021 and 2020, our business had professional fees of $12,897 and $140, respectively.

Marketing Expenses – For the years ended June 30, 2021 and 2020, our business had no marketing expenses.

Liquidity and Capital Resources

Net cash (used in) provided by operating activities for the years ended June 30, 2021 and 2020 was  $55,714 and $(19,912), respectively.

Net cash used in investing activities for the years ended June 30, 2021 and 2020 was $0 and $0, respectively.

Net cash provided in financing activities for the years ended June 30, 2021 and 2020 was $54,646 and $16,199, respectively.

As of June 30, 2021, the Company had $528 in cash to fund its operations. The Company does not believe its current cash balance will be sufficient to allow the Company to fund its planned operating activities for the next twelve months.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations or substantially curtail some of its planned activities.  These conditions raise substantial doubt as to the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities should the Company be unable to continue as a going concern.

As the Company continues to incur losses, achieving profitability is dependent on achieving a level of revenues adequate to support the Company's cost structure.  The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital.  Management intends to fund future operations through additional private or public equity offering and may seek additional capital through arrangements with strategic partners of from other sources.  There can be no assurances, however, that additional funding will be available on terms acceptable to the Company, or at all.  Any equity financing may be dilutive to existing shareholders.

Off Balance Sheet Arrangements

As of June 30, 2021, there were no off-balance sheet arrangements.

Going Concern

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a “going concern,” which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company’s ability to continue as a “going concern.” The Company has accumulated a deficit of approximately $9,825,823 for the period from inception, April 7, 1997, through June 30, 2021, has a liquidity problem and requires additional financing and/or sales in order to finance its business activities on an ongoing basis. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.

The Company’s ability survive will depend on numerous factors, including, but not limited to, the Company’s receiving continued financial support, completing public equity financing or generating profitable operations in the future.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a going concern. While management believes that the actions taken or planned will mitigate the adverse conditions and events which raise doubt about the validity of the going concern assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a going concern, the substantial adjustments would be necessary to carrying values of the assets, the reported amounts of its liabilities, the reported revenue and expenses, and the balance sheet classifications used.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Subsequent Material Events

The following material events have occurred in the period between the date the attached financial statements were issued and the date of filing of this Offering Circular.

On July 2, 2021 Windstream Partners, LLC loaned the Company $2,000.00. The loan is payable within 1 year and convertible into common stock of the company at a fixed conversion price of $0.01 per share.

On July 7, 2021, the Company received a loan in the amount $50,000.00 from Adam Kovacevic. The loan is for a term of one year and carries an interest rate of 6%. The lender has the right for the conversion of the full balance due of $50,000.00 in principal and accrued interest at a fixed conversion price of $.004 per common share.

On July 12, 2021, the Company entered into a Letter of Intent to Acquire a Crypto Mining Software, to be acquired as a technology asset purchase.

On July, 20, 2021, the Company formed a new wholly owned subsidiary. Crypto Mining Corp, a Wyoming registered corporation that will focus on partnerships and acquisitions in the crypto mining sector.

On July 23, 2021 the Company reimbursed Marc Lasky for various business expenses incurred on behalf of Fernhill in the amount of $5,000.

On July 27, 2021, the Company completed the acquisition of the Crypto Mining Software, PerfectMine.io pursuant to a technology asset purchase. The original Letter of Intent was between PerfectMine and Windstream Partners, LLC, an affiliate of Fernhill, which assigned the LOI to the Company and will be compensated $8,000 paid as $4,000 in reimbursable due diligence fees and 400,000 restricted common shares on the basis of $0.01 per share. The asset purchase was made as a deeply discounted and highly undervalued asset purchase. No common or preferred shares of the Company were issued pursuant to the asset purchase agreement. Management strongly believes the technology purchased has significant intrinsic value by most venture capital and public market standards, however, the Company paid and will be booking the deeply discounted asset purchase on the cost basis of fifty thousand dollars which includes the purchase price and all related legal, due diligence and technology integration fees. Acquiring the deeply discounted asset has opened the door for the company to pursue several much larger acquisition targets that could enhance and/or benefit from the PerfectMine Crypto Mining Operating System.

On August 10, 2021, the Company engaged JDT Legal, PLLC as additional legal counsel to the Company to pursue various business, financing and acquisition initiatives on behalf of Fernhill and paid an initial retainer fee of $7,500.00.

On August 15, 2021, the Company received a loan in the amount $9,356.00 from Adam Kovacevic. The loan is for a term of one year and carries an interest rate of 6%. The lender has the right for the conversion of the full balance due of $9,356.00 in principal and accrued interest at a fixed conversion price of $.0075 per common share.

On August 24, 2021, the Company received a conversion notice from Tidepool Ventures Corporation in the amount $91,470,.62 covering three legacy convertible notes from 2017 which included principal, accrued interest and late penalty fees. The convertible notes were converted into 26,134,462 common shares of the Company.

On August 25, 2021, the Company announced that it signed a non-binding confidential letter of intent to acquire an institutional digital asset trading software platform that serves hedge funds, banks and investment firms by providing best execution order routing, proprietary trading algorithms, risk exposure analytics and the ability to trade across over 25 of the top crypto exchanges on a global basis. The acquisition is targeted to close on or before November 15, 2021, subject to further due diligence.

On September 2, 2021, Tidepool Ventures Corporation provided a loan to the Company in the amount of $50,000 in the form of a convertible note having a term of one year, a 6% interest rate, and is convertible into the Company’s common stock at the fixed conversion price of $0.009 per share.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.  The company is not, to its knowledge, the subject of any criminal investigation or party to any material pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

Set forth below is information regarding our current executive officers and directors:

Marc Lasky, Chief Executive Officer, Director (53)

Marc Lasky has a Bachelor of Science in Business Administration, with concentrations in both Marketing and Finance from Tulane University’s A.B. Freeman School of Business. His career includes 30 years as a production and marketing executive, Mr. Lasky has extensive experience wearing many different hats – from expertise in finance and operations to creative direction — and he’s often worn those hats simultaneously.

Having begun his post college career as a Media Buyer at BD Advertising, he soon relocated to Los Angeles, and in 1995 launched his very own production company called Pikesville Pictures, which produced a multitude of Commercials, infomercials documentaries, shorts and feature films. During this time, he received multiple accolades and awards including being a three-time winner of the prestigious NIMA award for Best Infomercial Production, Best Infomercial Script & Best Direct Response Show.

More recently, Mr. Lasky caught the entrepreneurial bug and began launching startups including a tech company called Peer to Peer Network and a Real Estate referral service called Agent Corner. For these ventures his duties included fund raising, running the day to day operation and oversight of marketing. He has a proven track record of creating strong working relationships with potential partners and investors that lead to successful fundraising efforts, and he’s shown his expertise in managing finance, accounting, and mergers and acquisitions efforts.

Jim DiPrima, Chief Financial Officer (71)

Mr. DiPrima has a Bachelor of Science in Business Administration from Creighton University, Omaha, Nebraska.   His career includes 40 years of finance and accounting in both the public and private sectors beginning his career at Deloitte & Touché.

He has held various positions with start-up companies.  He has served as chief executive officer of MBD Midwest, a holding company for national pack and ship franchises where he managed the development of retail outlets in multiple states.  Mr. DiPrima has been working in various positions with public traded companies since 1995.  His accomplishments included guiding several companies through the reverse merger process, raising capital and consulting on various mezzanine financings.

Mr. DiPrima currently provides consulting and CFO for hire services for several other public companies in the area of accounting, tax planning and preparation and financial reporting for various regulatory agencies.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of one director, who is not considered "independent" as defined in Rule 4200 of FINRA's listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Compensation of Directors and Executive Officers

The following table sets forth for the two years ended December 30, 2021 and December 30, 2020, the compensation awarded to, paid to, or earned by, the Company's Chief Executive Officer, President, Secretary and Treasurer.

Summary Compensation Table

Name & Principal Position	Fiscal Year ended December 31,	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Marc Lasky CEO & Director	2020 2019	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Jim Diprima CFO	2020 2019	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

On February 1, 2021 the Company entered into a Consulting Agreement with Mr. Marc Lasky, our CEO, that calls for compensation of 100,000,000 common shares upon the signing of the Agreement for past services rendered as the Company’s officer and director, as well as a monthly consulting fee of $6,000 for a period of 1 year, with said monthly consulting fee being accrued until such time that the Company’s revenue exceeds $75,000 per month or the Company raises a minimum of $500,000 in financing.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company's Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as of September 3, 2021.  None of our Officers or Directors are selling stock in this Offering.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. Percentage of beneficial ownership before the offering is based on 1,930,863,830 Shares of Common Stock outstanding and 1,000,000 shares of Preferred Stock outstanding as of September 3, 2021. Percentage of beneficial ownership after the offering assumes the Maximum Offering Amount is sold.

Name and Position	Class	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After Offering
		Number	Percent	Number	Percent
Chris Kern Beneficial Owner	Common Stock Preferred A Stock	250,000,000 1,000,000	13.13% 100%	240,000,000 1,000,000	10.85% 100%
Adam Kocavevic (Beneficial Owner)	Common Stock Preferred A Stock	137,193,942 -	7.20% -	137,193,943 -	5.95% -
JGP Consulting (Beneficial Owner)	Common Stock Preferred A Stock	100,000,000 -	5.25% -	100,000,000 -	4.34% -
James DiPrima (CFO)	Common Stock Preferred A Stock	5,000,000 -	0.26% -	5,000,000 -	0.21% -
Marc Lasky (CEO)	Common Stock Preferred A Stock	110,000,000 -	5.77% -	110,000,000 -	4.77% -

The table above reflects Shares beneficially owned by our Officers and Directors as of September 3, 2021.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On February 1, 2021 the Company entered into a Consulting Agreement with Mr. Marc Lasky, our CEO, that calls for compensation of 100,000,000 common shares upon the signing of the Agreement for past services rendered as the Company’s officer and director, as well as a monthly consulting fee of $6,000 for a period of 1 year, with said monthly consulting fee being accrued until such time that the Company’s revenue exceeds $75,000 per month or the Company raises a minimum of $500,000 in financing.

During the quarter ended June 30, 2021, the Company recorded executive compensation payable to its officers and directors, namely Marc Lasky, in the aggregate amount of $29,000 of which $18,000 was accrued pursuant to his consulting agreement with the remaining portion being paid with 110,000,000 shares of restricted common stock (par value $0.0001) during the period. As of June 30, 2021, the Company has booked a total of $13,000 as compensation to related parties, namely Windstream Partners, pursuant to the accrual of $12,000 in consulting fees pursuant to its consulting agreement and $1,000 being paid in restricted common stock in the Company (par value $0.0001).

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company's Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since it is anticipated that at least for the next 12 months the majority of the Company's voting power will be held by Management, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $250 for the purchase of six thousand two hundred fifty (6,250) Shares at the maximum offering price (the 'Minimum Subscription').

A subscription for $250 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Transfer Online to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company's Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Nevada. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Nevada as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Transfer Agent

Our transfer agent is Action Stock Transfer Co. The address for our transfer agent is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121. Our transfer agent is registered with the Securities and Exchanges Commission.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer's interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain "Disqualifying Events" described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company's Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the

ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that we would clearly be characterized as an "operating" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."

Classification of our assets of as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a "fiduciary" of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as "plan assets," certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from taxation. However, if a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum number of shares of Common Stock offered in this Offering are sold, there will be 2,254,729,368 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•1% of the number of shares of our Common Stock then outstanding; or

•the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1 Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(v)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.

Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer or via personal check mailed to the Company, at 3773 Howard Hughes Pkwy, Suite 500s, Las Vegas, NV 89169.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

To purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Jeff Turner, JDT Legal, PLLC.

REPORTS

Following this Tier I, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on [ DATE ].

Fernhill Corp.

By:   /s/  Marc Lasky
              Marc Lasky

Principal Executive Officer

[DATE]

Dated:

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:   /s/ James DiPrima
             James DiPrima

Principal Financial Officer

[DATE]

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:   /s/ Marc Lasky
             Marc Lasky

Chief Executive Officer

[DATE]

By:   /s/ James DiPrima
             James DiPrima

Principal Financial Officer

[DATE]

FERNHILL CORP.

FINANCIAL STATEMENTS

(Unaudited)

Fernhill Corp & Subsidiary

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	DECEMBER 31	DECEMBER 31
	2020	2019
	(Unaudited)	(Unaudited)

Cash	$-	$889
Inventory	510	510
Total Current Assets	510	1,399
Other Assets
Prepaid assets	2,500	2,500
Fixed Assets-net of depreciation	35,520	35,520
Goodwill-net of amortization	132,653	132,653
Total other Assets	170,673	170,673
TOTAL ASSETS	$171,183	$172,072

LIABILITIES AND STOCKHOLDERS’ EQUTIY (DEFICIT)

LIABILITIES
Current Liabilities
Accounts Payable	124,999	120,815
Overdraft	120
Accrued Interest Payable (Note 5)	125,131	93,003
Due to related party (Note 6)	38,000	38,000
Convertible Notes Payable (Note 9) net of debt discount	35,850	35,850
Agreement Payable (Note 7)	40,470	40,470
Demand Notes Payable (Note 8)	63,371	63,371
Debt Assumed with Acquisition	155,835	155,835
Total Current Liabilities	583,776	547,344

TOTAL LIABILITIES	583,776	547,344

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock, $.0001 par value, 10,000,000 shares Authorized 1,000,000 Issued and Outstanding at December 31, 2020 and December 31, 2019 respectively.	100	100
Common Stock, $.0001 par value 2,000,000,000 shares Authorized 1,564,089,724 Issued and Outstanding at December 31, 2020 and December 31, 2019 respectively.	156,409	156,409
Additional paid-in-capital	9,368,677	9,368,677
Accumulated deficit	(9,937,779)	(9,900,458)
Total Stockholders’ Equity (Deficit)	(412,593)	(375,272)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$171,183	$172,072

The accompanying notes are an integral part of these financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS

For The Twelve Months Ended December 31, 2020 and 2019 (Unaudited)

	2020	2019
REVENUES:	$-	$-
Cost of Revenue	-	-
Gross Profit	-	-

OPERATING EXPENSES:
Advertising and promotion	-	42
Automobile expenses		-
Bank Fees	237	224
Professional fees	599	12,749
Office expense	972	960
General and Administrative	4,184	2,187
Telephone	-	662
Travel and entertainment	-	88
Rent	200	3000
Total Operating Expenses	6,192	19,912
Net operating loss	(6,192)	(19,912)

OTHER INCOME (EXPENSE)
Finance and interest fees	(32,129)	(34,764)
Other income/(expense)	1,000	-
Total other Income (Expense)	(31,129)	(34,764)
NET INCOME (LOSS)	$(37,321)	$(54,676)

Basic and Diluted Loss per Common Share	$(0.000024)	$(0.00037)
Weighted Average Number of Common Shares Outstanding	1,564,089,724	1,564,089,724

The accompanying notes are an integral part of these financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Twelve Months Ended December 31, 2020 and 2019

(Unaudited)

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(37,321)	(54,676)
Adjustments to reconcile net loss to net cash used
Derivative Liabilities Expense
Amortization for debt discount
Write off of investment of mining properties
Issuance of common stock for Executive Compensation
Issuance of common stock for Services
Depreciation
Changes in operating assets and liabilities:
Increase in inventory
Increase/ (decrease) in accounts payable	4,184
Increase/ (decrease) in accrued expenses-related party
Increase/ (decrease) in overdraft	120
Decrease in advances
Increase/ (decrease) in accrued interest payable	32,128	34,764
Net cash used in operating activities	(889)	(19,912)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from agreement payable		11,199
Proceeds from short term notes payable	-	5,000
Proceeds from demand notes net of repayment
Net cash provided by (used in) financing activities	-	16,199

Net increase (decrease) in cash and cash equivalents	(889)	(325)

Cash and cash equivalents - beginning of period	889	1,214

Cash and cash equivalents - end of period	$0	889

The accompanying notes are an integral part of these financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For The Twelve Months Ended December 31, 2020

					Additional
	Preferred Shares		Common Stock		Paid-In	Accumulated	Total Stockholders'
	Shares	Value	Shares	Amount	Capital	Deficit	Equity
Balance - December 31,2016 (Unaudited)	0	$-	342,559,216	$34,256	$9,336,982	$(9,306,790))	$64,448

Issue shares of PreferredStock	1,000,000	100					100

Stock cancelled			(30,000,000)

Stock Issued for Services			75,000,000

Stock Issued for Note Conversions			320,597,401		124,618		124,618

Stock Issued for Executive Compensation			297,193,942

Net Loss December 31, 2017						(463,107)	(463,107)

Balance - December 31, 2017 (Unaudited)	1,000,000	$100	1,005,350,559	$34,256	$9,461,600	$(9,769,897)	$(273,941)

Stock issued for services			3,000,00	300

Note Conversion			241,645,022	24,165			6,688

Correct par value				66,275	(84,052)

Net Loss December 31, 2018						(75,885)	(75,885))

Balance – December 31, 2018 (Unaudited)	1,000,000	$100	1,249,995,581,	$124,999	9,377,548	(9,845,782)	(343,138)

Note Conversion			90,000,000	9,000			9,000

Note Conversion			130,385,714	13,039			13,039

Stock issued for services			5,000,000	500			500

Note Conversion			88,708,724	8,875	(8,871)		4

Net Loss December 31, 2019						(56,676)	(54,767)

Balance-December 31,2019 (Unaudited)	1,000,000	$100	1,564,089,724	$156,409	9,368,677	(9,900,458)	(375,272)

Net Loss December 31, 2020						(37,321)	(37,321)

Balance-December 31,2020	1,000,000	$100	1564089724	$156,409	9,368,677	(9,937,779)	(412,593)

The accompanying notes are an integral part of these financial statements.

Fernhill Corp & Subsidiary

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Twelve Months Ended December 31, 2020 and 2019 (Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

The interim financial statements of Fernhill Corp (formerly “Global Gold Corporation”) (the “Company”) have been prepared by management and are unaudited. In the opinion of management, these financial statements reflect all adjustments of a normal recurring nature necessary for a fair presentation of the results for the interim periods presented.

Basis of Presentation

The Company has not generated significant revenues from operations. There is no bankruptcy, receivership or similar proceeding against the Company.

These unaudited financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”).

Certain information of footnotes disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations or cash flows. It is management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial presentation.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a “going concern,” which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company’s ability to continue as a “going concern.” The Company has accumulated a deficit of approximately $9,937,779 for the period from inception, April 7, 1997, through December 31, 2020, has a liquidity problem and requires additional financing and/or sales in order to finance its business activities on an ongoing basis. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.

The Company’s ability survive will depend on numerous factors, including, but not limited to, the Company’s receiving continued financial support, completing public equity financing or generating profitable operations in the future.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a going concern. While management believes that the actions taken or planned will mitigate the adverse conditions and events which raise doubt about the validity of the going concern assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a going concern, the substantial adjustments would be necessary to carrying values of the assets, the reported amounts of its liabilities, the reported revenue and expenses, and the balance sheet classifications used.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers highly liquid financial instruments purchased with a maturity of three month or less to be cash equivalents.

Per Share Data

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of common shares outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Revenue Recognition

The Company recognizes revenue on an accrual basis. Revenue is general realized or realizable and earned when all of  the following criteria are met: 1) persuasive evidence of an arrangement exists between the Company and its customers;

2) services have been rendered; 3) the price to the customer is fixed or determinable; and 4) collectability is reasonably assured.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three, situations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (continued)

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-Based Compensation

The Company records stock-based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements through the filing date and believes that none of them will have a material effect on the Company’s financial statements.

NOTE 4 – PURCHASE AGREEMENT

On June 30, 2017, the Company entered into a purchase agreement pursuant to which the Company purchased 100% of Worldwide Sun LLC (“Worldwide”) from a related party. Worldwide is a developer of solar power technology and various uses of the solar power technology. The terms of the agreement are as follows: The Company assumed a series of promissory notes which Worldwide owes to a related party in the principal amount of $155,835, and which accrue interest at 8% per annum. The Company has assumed all liability for such promissory notes and has granted a security instrument collateralized by all the assets of the Company.

The Company acquired $36,901 in fixed assets. The Company further agreed to issue the related party 37,193,942 common shares. The shares were valued at par value for a total of $3,719. The shares were issued in August 2017.

The Company shall make a best effort to raise $2,000,000 in funds for the operation of Worldwide within 12 months of the agreement. Failing such effort, the related party can unilaterally terminate the agreement by returning any shares received by reason of the agreement and releasing the security for the promissory notes and by the Company returning all trade secrets and related technology of any sort or kind it acquires and transferring back to the related party its membership interests in Worldwide.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES INCLUDING INTEREST

The Company is reviewing the balance of accounts payable and accrued interest and endeavoring to locate related documents and evidence to support this balance. If the Company is unable to find such support for this balance, the Company may reduce this balance or write off.

NOTE 6 – NOTES PAYABLE RELATED PARTY

As of December 31, 2020, the Company obligation in the amount of $38,000 due to a related party named Kiran Kurian, is outstanding with an 8% per annum interest rate, and is convertible into common shares at par value. During the year ended December 31, 2017, the Company issued 35,714,285 shares of common stock in exchange for settlement of $10,000 of principal.

NOTE 7 – AGREEMENT PAYABLE

As of December 31, 2020 the following agreement payable to Cedat Capital is outstanding, which bears an 8% per annum interest rate and is convertible into common shares at par value. During the Year ended December 31, 2018 Cedat Capital added three additional notes in the amount $19,470. During the year ended December 31, 2017, the Company issued 10,000,000 shares of common stock in exchange for settlement of $10,000 of principal.

NOTE 8 – DEMAND NOTES PAYABLE

As of December 31, 2020, the following notes payable are due on demand.

The note below bears an 8% per annum interest rate and is convertible into common shares at par value. During the year ended December, 2017, $20,000 of the outstanding note was assigned to the holder of the second demand note.

Issue Date	Interest Rate	Original Principal	Current Principal Balance	Accrued Interest	Total Principal and Interest
01/31/2011	8%	$82,000	$32,754.27	$9,225.04	$41,979.30

During the year ended December 31, 2017, the Company issued 125,000,000 shares of common stock in exchange for settlement of $10,000 of principal. The notes below were assumed from the holder of the above demand note and may be converted at the election of the holder at par value.

Issue Date	Interest Rate	Original Principal	Current Principal Balance	Accrued Interest	Total Principal and Interest
05/16/2017	10%	$9,000	$9,000	$3.403.35	$12,403.35
06/08/2017	10%	$17,500	$17,500	$6.483.77	$23.983.77

NOTE 9 – CONVERTIBLE DEBT

As of December 31, 2020 the following convertible notes payable is outstanding, which bears an 9.875% per annum interest rate and is convertible into common shares at a rate of 50% discount to the last trading price or volume weighted average bid price for the past 30 days. The loan is due in one year.

Issue Date	Interest Rate	Original Principal	Current Principal Balance	Accrued Interest	Total Principal and Interest
08/30/2017	9.875%	$12,500	$12,500	$4,102.18	$16,602.18
08/30/2017	9.875%	$12,500	$12,500	$4,103.18	$16,602.18

As of December 31, 2020 the following convertible notes payable is outstanding, which bears an 10% per annum interest rate and is convertible into common shares at any time from the period commencing 180 days from the issue date at a rate of 65% discount to the average of the lowest three closing bids for the ten-day period ending one trading day prior to the date of the conversion notice. The loan is due in one year.

Issue Date	Interest Rate	Original Principal	Current Principal Balance	Accrued Interest	Total Principal and Interest
08/01/2017	10%	$10,000	$10,000	$3,402.74	$13,402.74
08/29/2017	10%	$7,500	$7,500	$2,494.52	$9,994.52
12/28/2017	10%	$19,500	$19,500	$5,839.32	$24,389.32

As of December 31, 2020 the following convertible notes payable is outstanding, which bears an 8% per annum interest rate and is convertible into common shares at a rate of 50% discount to the last trading price or volume weighted average bid price for the past 30 days. The loan is due in one year.

Issue Date	Interest Rate	Original Principal	Current Principal Balance	Accrued Interest	Total Principal and Interest
09/19/2019	8%	$5,000	$5,000	$510.68	$5,510.68

NOTE 10 – STOCKHOLDERS’ EQUITY

Common stock:

The Company is authorized to issue 2,010,000,000 shares of stock, with a par value of $0.0001, of which 10,000,000 are designated as preferred stock. There were 1,564,089,724 common shares issued and outstanding as of December 31, 2020.

During the year ended December 31, 2018, the Company changed the par value used on prior common stock transactions from $0.001 to $0.0001. The common stock and additional paid-in capital were adjusted during the quarter to reflect the current par value of $0.0001 and the December 31, 2016 common stock and additional paid-in- capital were restated, accordingly.

Preferred stock

The Company is authorized to issue 10,000,000 shares of preferred stock, with a par value of $0.0001. On April 18, 2017, the Company issued 1,000,000 restricted Series A preferred shares to a related party.

NOTE 11 – CREATION OF SUBSIDIARIES

On June 26, 2017, the Company announced the integration of two new wholly owned subsidiaries.

The first wholly owned subsidiary, (Fern Energy Inc.) is a Nevada registered corporation that will focus on partnerships and acquisitions in the off-grid energy sector. These potential targets may include, but are not limited to power management, storage solutions, solar generations, and bio energy.

The subsequent subsidiary (Fern Technology Inc.) is also a Nevada registered corporation that will focus on partnerships and acquisitions in the technology space. Fern Technology Inc. will exploit new innovative products or platforms while being poised for future growth. Note: both of these company’s charters have been revoked or permanently revoked by the State of Nevada and are no longer active. As of December 31, 2019, due to inactivity in these initiatives, the Company has not maintained either subsidiary and they are no longer active.

NOTE 12 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2017, the Company recorded executive compensation payable to its officers and directors in the aggregate amount of $82,400 of which $20,000 was paid with 200,000,000 shares of common stock during the period. As of December 31, 2020, the Company has accrued a total of $62,400 as accrued compensation owed to related parties.

NOTE 13 – SUBSEQUENT EVENTS

In May of 2019, CEO Adam Kovacevic resigned as an officer and director and Marc Lasky was named the current CEO and a director on June 3, 2019. In June of 2019 James DiPrima was named acting CFO.

On February 1, 2021 the Company entered into a Consulting Agreement with Mr. Marc Lasky, our CEO that calls for compensation of 100,000,000 common shares upon the signing of the Agreement for past services rendered as the Company’s officer and direct, as well as a monthly consulting fee of $6000 for a period of 1 year, with said monthly consulting fee being accrued until such time that the Company’s revenue exceeds $75,000 per month or the Company raises a minimum of $500,000 in financing.

On February 10, 2021, the Company received a conversion notice from Tide Pool Ventures for the conversion of $34,650 in principal and accrued interest from 2017 for 110,000,000 common shares in the Company.

On February 15, 2021 the Company entered into a Business Advisory Services Agreement with Chris Kern, a seasoned Wall Street investment banker, corporate financier and technology M&A specialist having 25 years of experience and over $750 million in completed transactions. The compensation for Mr. Kern includes 10,000,000 restricted shares of the Company’s common stock and a monthly retainer of $4000 for a period of 1 year, with said monthly consulting fees being accrued until such time that the Company’s revenue exceeds $75,000 per month or the Company raises a minimum of $500,000 in financing.

On March 9, 2021, the Company received a conversion notice from Tide Pool Ventures for the conversion of the full remaining balance due of $29,651.43 in principal and accrued interest for 110,639,664 common shares, representing payment in full of the original Tide Pool Ventures Convertible Notes.

Fernhill Corp & Subsidiary

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	June 30,
	2021	2020
	(Unaudited)	(Unaudited)

Cash	$528	$790
Inventory	510	510
Total Current Assets	1,038	1,300

Other Assets
Prepaid assets	2,500	2,500
Fixed Assets-net of depreciation	35,520	35,520
Goodwill-net of amortization	132,653	132,653
Total other Assets	170,673	170,673
TOTAL ASSETS	$171,711	$171,973

LIABILITIES AND STOCKHOLDERS’ EQUTIY (DEFICIT)

LIABILITIES
Current Liabilities
Accounts Payable	43,127	120,815
Accrued Salaries	30,000
Advance from Shareholder	14,013
Accrued Interest Payable (Note 5)	81,471	92,984
Due to related party (Note 6)	-	38,000
Convertible Notes Payable (Note 9) net of debt discount	35,850	35,850
Agreement Payable (Note 7)	40,470	40,470
Demand Notes Payable (Note 8)	32,754	63,371
Debt Assumed with Acquisition (Note 4)	155,835	155,835
Total Current Liabilities	438,520	547,325

TOTAL LIABILITIES	438,520	547,325

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock, $.0001 par value, 10,000,000 shares Authorized 1,000,000 Issued and Outstanding at June 30, 2021 and June 30, 2020 respectively.	100	100
Common Stock, $.0001 par value 2,000,000,000 shares Authorized and 1, 904,729, 368 Issued and Outstanding at June 30, 2021 and 1,564,089,724 at June 30, 2020 respectively.	190,473	156,409
Additional paid-in-capital	9,368,441	9,368,677
Accumulated deficit	(9,825,823)	(9,900,458)
Total Stockholders’ Equity (Deficit)	(266,809)	(375,352)

The accompanying notes are an integral part of these financial statements.

Fernhill Corp & Subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS

For The Six Months Ended June 30, 2021 and June 30, 2020
(Unaudited)

	June 30, 2021	June 30, 2020
REVENUES:	$-	$-
Cost of Revenue	-	-

Gross Profit	-	-

OPERATING EXPENSES:
Advertising and promotion	-	-
Automobile expenses		-
Bank Fees	30	97
Professional fees	12,897	140
Office expense	-	862
General and Administrative	38	-
Salaries	30,000	-
Stock in lieu of salary	12,000	-
Rent	400	-
Total Operating Expenses	55,365	1,099
Net operating loss	(55,365)	(1,099)

OTHER INCOME (EXPENSE)
Finance and interest fees	26,195	(7,913)
Forgiveness of Debt	59,254
Write off of prior year accounts payable	81,872	-
Total other Income (Expense)	167,321	(7,913)
NET INCOME (LOSS)	$111,956	$(9,012)

Basic and Diluted Loss per Common Share	$0.000058	$(0.0000057)
Weighted Average Number of Common Shares Outstanding	1,904,729,368	1,564,089,724

The accompanying notes are an integral part of these financial statements.

Fernhill Corp & Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Six Months Ended June 30, 2021 and June 30, 2020

(Unaudited)

	June 30, 2021	June 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$111,956	$(54,676)
Adjustments to reconcile net loss to net cash used
Derivative Liabilities Expense
Amortization for debt discount
Write off of investment of mining properties
Issuance of common stock for Executive Compensation	10,000
Issuance of common stock for Services	2,000
Depreciation
Changes in operating assets and liabilities:
Increase/(decrease) in accrued salaries	30,000
Increase/ (decrease) in accounts payable	(76,872)
Increase/ (decrease) in accrued expenses-related party
Increase/ (decrease) in overdraft	(120)
Decrease in advances
Increase/ (decrease) in accrued interest payable	(21,790)	34,764
Net cash used in operating activities	55,714	(19,912)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from agreement payable	-	11,199
Proceed from Debt Forgiveness	(68,659)
Proceeds from short term notes payable	-	5,000
Proceeds from shareholder advance	14,013	-
Net cash provided by (used in) financing activities	(54,646)	16,199

Net increase (decrease) in cash and cash equivalents	528	(325)

Cash and cash equivalents - beginning of period	0	1,214

Cash and cash equivalents - end of period	$528	$889

The accompanying notes are an integral part of these financial statements.

Fernhill Corp & Subsidiary

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For The Six Months Ended June 30, 2021

					Additional		Total
	Preferred Shares		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Value	Shares	Amount	Capital	Deficit	Equity
Balance - December 31, 2017 (Unaudited)	1,000,000	$100	1,005,350,559	$34,256	$9,461,600	$(9,769,897)	$(273,941)

Stock issued for services			3,000,00	300

Note Conversion			241,645,022	24,165			6,688

Correct par value				66,275	(84,052)

Net Loss December 31, 2018						(75,885)	(75,885))

Balance – December 31, 2018 (Unaudited)	1,000,000	$100	1,249,995,581,	$124,999	9,377,548	(9,845,782)	(343,138)

Note Conversion			90,000,000	9,000			9,000

Note Conversion			130,385,714	13,039			13,039

Stock issued for services			5,000,000	500			500

Note Conversion			88,708,724	8,875	-8,871		4

Net Loss December 31, 2019						(56,676)	(54,767)

Balance-December 31, 2019 (Unaudited)	1,000,000	$100	1,564,089,724	$156,409	9,368,677	(9,900,458)	(375,272)

Net Loss December 31, 2020						(37,321)	(37,321)

Balance-December 31, 2020	1,000,000	$100	1564,089724	$156,409	9,368,677	(9,937,779)	(412,593)

Note Conversion			220,639,644	22,064	(236)		21,828

Stock issued for services			120,000,000	12,000			12,000

Net Income June 30, 2021						111,956	111,956

Balance-June30, 2021	1,000,000	$100	1,904,729,368	$190,473	9,368,441	(9,825,823)	(266,809)

The accompanying notes are an integral part of these financial statements.

Fernhill Corp & Subsidiary

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2021 and 2020 (Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

The interim financial statements of Fernhill Corp (formerly “Global Gold Corporation”) (the “Company”) have been prepared by management and are unaudited. In the opinion of management, these financial statements reflect all adjustments of a normal recurring nature necessary for a fair presentation of the results for the interim periods presented.

Basis of Presentation

The Company has not generated significant revenues from operations. There is no bankruptcy, receivership or similar proceeding against the Company.

These unaudited financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”).

Certain information of footnotes disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations or cash flows. It is management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial presentation.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a “going concern,” which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company’s ability to continue as a “going concern.” The Company has accumulated a deficit of approximately $9,825,823 for the period from inception, April 7, 1997, through June 30, 2021, has a liquidity problem and requires additional financing and/or sales in order to finance its business activities on an ongoing basis. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.

The Company’s ability survive will depend on numerous factors, including, but not limited to, the Company’s receiving continued financial support, completing public equity financing or generating profitable operations in the future.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a going concern. While management believes that the actions taken or planned will mitigate the adverse conditions and events which raise doubt about the validity of the going concern assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a going concern, the substantial adjustments would be necessary to carrying values of the assets, the reported amounts of its liabilities, the reported revenue and expenses, and the balance sheet classifications used.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers highly liquid financial instruments purchased with a maturity of three month or less to be cash equivalents.

Per Share Data

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of common shares outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Revenue Recognition

The Company recognizes revenue on an accrual basis. Revenue is general realized or realizable and earned when all of the following criteria are met: 1) persuasive evidence of an arrangement exists between the Company and its customers;

2) services have been rendered; 3) the price to the customer is fixed or determinable; and 4) collectability is reasonably assured.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three, situations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (continued)

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-Based Compensation

The Company records stock-based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements through the filing date and believes that none of them will have a material effect on the Company’s financial statements.

NOTE 4 – PURCHASE AGREEMENT

On June 30, 2017, the Company entered into a purchase agreement pursuant to which the Company purchased 100% of Worldwide Sun LLC (“Worldwide”) from a related party. Worldwide is a developer of solar power technology and various uses of the solar power technology. The terms of the agreement are as follows: The Company assumed a series of promissory notes which Worldwide owes to a related party in the principal amount of $155,835, and which accrue interest at 8% per annum. The Company has assumed all liability for such promissory notes and has granted a security instrument collateralized by all the assets of the Company.

The Company acquired $36,901 in fixed assets. The Company further agreed to issue the related party 37,193,942 common shares. The shares were valued at par value for a total of $3,719. The shares were issued in August 2017.

The Company shall make a best effort to raise $2,000,000 in funds for the operation of Worldwide within 12 months of the agreement. Failing such effort, the related party can unilaterally terminate the agreement by returning any shares received by reason of the agreement and releasing the security for the promissory notes and by the Company returning all trade secrets and related technology of any sort or kind it acquires and transferring back to the related party its membership interests in Worldwide.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES INCLUDING INTEREST

The Company is reviewing the balance of accounts payable and accrued interest and endeavoring to locate related documents and evidence to support this balance. If the Company is unable to find such support for this balance, the Company may reduce this balance or write off.

NOTE 6 – NOTES PAYABLE RELATED PARTY

In April, 2021, the Company obligation in the amount of $38,000 due to a related party named Kiran Kurian, was written- off at the lender’s discretion. December 31, 2017, the Company issued 35,714,285 shares of common stock in exchange for settlement of $10,000 of principal.

NOTE 7 – AGREEMENT PAYABLE

As of June 30, 2021, the following agreement payable to Cedat Capital is outstanding, which bears an 8% per annum interest rate and is convertible into common shares at par value. During the Year ended December 31, 2018 Cedat Capital added three additional notes in the amount $19,470. During the year ended December 31, 2017, the Company issued 10,000,000 shares of common stock in exchange for settlement of $10,000 of principal.

CONTINGENT LIABILITIES

The Company has determined that it would write down the [Flannagan Enterprises] Demand Note Payable issued on 1/31/2011 having an original balance of $82,000 and a current balance of [$41,979.30] as of March 31, 2021. The full amount of [$41,979.30] will be recognized as Other Income on the Company’s financial statements and this debt will be held as a contingent liability until otherwise noted.

NOTE 8 – CONVERTIBLE DEBT

As of June 30. 2021 the following convertible notes payable is outstanding, which bears an 9.875% per annum interest rate and is convertible into common shares at a rate of 50% discount to the last trading price or volume weighted average bid price for the past 30 days. The loan is due in one year.

Issue Date	Interest Rate	Original Principal	Current Principal Balance	Accrued Interest	Total Principal and Interest
08/30/2017	9.875%	$12,500	$12,500	$4,710,92	$17,210.92
08/30/2017	9.875%	$12,500	$12,500	$4,710,92	$17,210.92

On March 9, 2021 and March 25, 2021, the Company received two loans in the amount of $5,750 and $10,000 respectively from Tidepool Ventures as convertible notes payable, which bears a 6% per annum interest rate and is convertible into common shares of the Company at a fixed price of $0.003. The convertible note is consolidated into one loan amounting to $15,750 and is due in 1 year, or March 24, 2022.

As of June 30, 2021 the following convertible notes payable is outstanding, which bears an 10% per annum interest rate and is convertible into common shares at any time from the period commencing 180 days from the issue date at a rate of 65% discount to the average of the lowest three closing bids for the ten-day period ending one trading day prior to the date of the conversion notice.  The loan is due in one year.

Issue Date	Interest Rate	Original Principal	Current Principal Balance	Accrued Interest	Total Principal and Interest
08/01/2017	10%	$10,000	$10,000	$3,895.89	$13,895.89
08/29/2017	10%	$7,500	$7,500	$2,494.52	$9,994.52

As of June 30, 2021 the following convertible notes payable is outstanding, which bears an 8% per annum interest rate and is convertible into common shares at a rate of 50% discount to the last trading price or volume weighted average bid price for the past 30 days.  The loan is due in one year.

NOTE 9 – STOCKHOLDERS’ EQUITY

Common stock:

The Company is authorized to issue 3,010,010,000 shares of stock, with a par value of $0.0001, of which 10,010,000 are designated as preferred stock. There were 1,904,729,368 common shares issued and outstanding as of June 30, 2021.

During the year ended December 31, 2018, the Company changed the par value used on prior common stock transactions from $0.001 to $0.0001. The common stock and additional paid-in capital were adjusted during the quarter to reflect the current par value of $0.0001 and the December 31, 2016 common stock and additional paid-in- capital were restated, accordingly.

Preferred stock

The Company is authorized to issue 10,000,000 shares of preferred stock, with a par value of $0.0001. On April 18, 2017, the Company issued 1,000,000 restricted Series A preferred shares to a related party.

NOTE 10 – CREATION OF SUBSIDIARIES

On June 26, 2017, the Company announced the integration of two new wholly owned subsidiaries. The first wholly owned subsidiary, (Fern Energy Inc.) is a Nevada registered corporation that will focus on partnerships and acquisitions in the off-grid energy sector. These potential targets may include, but are not limited to power management, storage solutions, solar generations, and bio energy.

The subsequent subsidiary (Fern Technology Inc.) is also a Nevada registered corporation that will focus on partnerships and acquisitions in the technology space. Fern Technology Inc. will exploit new innovative products or platforms while being poised for future growth. Note: both of these company’s charters have been revoked or permanently revoked by the State of Nevada and are no longer active. As of December 31, 2019, due to inactivity in these initiatives, the Company has not maintained either subsidiary and they are no longer active, however, the Company may still revive both Fern Energy and Fern Technology to pursue various business interests.

NOTE 11 – RELATED PARTY TRANSACTIONS

During the quarter ended June 30, 2021, the Company recorded executive compensation payable to its officers and directors, namely Marc Lasky, in the aggregate amount of $29,000 of which $18,000 was accrued pursuant to his consulting agreement with the remaining portion being paid with 110,000,000 shares of restricted common stock (par value $0.0001) during the period. As of June 30, 2021, the Company has booked a total of $13,000 as compensation to related parties, namely Windstream Partners, pursuant to the accrual of $12,000 in consulting fees pursuant to its consulting agreement and $1,000 being paid in restricted common stock in the Company (par value $0.0001).

NOTE 12 – SUBSEQUENT EVENTS

On July 2, 2021 Windstream Partners, LLC loaned the Company $2,000.00. The loan is payable within 1 year and convertible into common stock of the company at a fixed conversion price of $0.01 per share.

On July 7, 2021, the Company received a loan in the amount $50,000.00 from Adam Kovacevic. The loan is for a term of one year and carries an interest rate of 6%. The lender has the right for the conversion of the full balance due of $50,000.00 in principal and accrued interest at a fixed conversion price of $.004 per common share.

On July 12, 2021, the Company entered into a Letter of Intent to Acquire a Crypto Mining Software, to be acquired as a technology asset purchase.

On July, 20, 2021, the Company formed a new wholly owned subsidiary. Crypto Mining Corp, a Wyoming registered corporation that will focus on partnerships and acquisitions in the crypto mining sector.

On July 23, 2021 the Company reimbursed Marc Lasky for various business expenses incurred on behalf of Fernhill in the amount of $5,000.

On July 27, 2021, the Company completed the acquisition of the Crypto Mining Software, PerfectMine.io pursuant to a technology asset purchase. The original Letter of Intent was between PerfectMine and Windstream Partners, LLC, an affiliate of Fernhill, which assigned the LOI to the Company and will be compensated $8,000 paid as $4,000 in reimbursable due diligence fees and 400,000 restricted common shares on the basis of $0.01 per share. The asset purchase was made as a deeply discounted and highly undervalued asset purchase. No common or preferred shares of the Company were issued pursuant to the asset purchase agreement. Management strongly believes the technology purchased has significant intrinsic value by most venture capital and public market standards, however, the Company paid and will be booking the deeply discounted asset purchase on the cost basis of fifty thousand dollars which includes the purchase price and all related legal, due diligence and technology integration fees. Acquiring the deeply discounted asset has opened the door for the company to pursue several much larger acquisition targets that could enhance and/or benefit from the PerfectMine Crypto Mining Operating System.

On August 10, 2021, the Company engaged JDT Legal, PLLC as additional legal counsel to the Company to pursue various business, financing and acquisition initiatives on behalf of Fernhill and paid an initial retainer fee of $7,500.00.

On August 15, 2021, the Company received a loan in the amount $9,356.00 from Adam Kovacevic. The loan is for a term of one year and carries an interest rate of 6%. The lender has the right for the conversion of the full balance due of $9,356.00 in principal and accrued interest at a fixed conversion price of $.0075 per common share.

On August 24, 2021, the Company received a conversion notice from Tidepool Ventures Corporation in the amount $91,470,.62 covering three legacy convertible notes from 2017 which included principal, accrued interest and late penalty fees. The convertible notes were converted into 26,134,462 common shares of the Company.

On August 25, 2021, the Company announced that it signed a non-binding confidential letter of intent to acquire an institutional digital asset trading software platform that serves hedge funds, banks and investment firms by providing best execution order routing, proprietary trading algorithms, risk exposure analytics and the ability to trade across over 25 of the top crypto exchanges on a global basis. The acquisition is targeted to close on or before November 15, 2021, subject to further due diligence.

On September 2, 2021, Tidepool Ventures Corporation provided a loan to the Company in the amount of $50,000 in the form of a convertible note having a term of one year, a 6% interest rate, and is convertible into the Company’s common stock at the fixed conversion price of $0.009 per share.

PART III: EXHIBITS

Index to Exhibits

Exhibit		Filed Herewith	Incorporated by Reference
No.	Description	(*)	Filing Type	Date Filed
2.1	Amended and Restated Articles of Incorporation, as of May 2, 2017	*
2.2	Amendment to Articles of Incorporation, dated June 21, 2021	*
2.3	Bylaws	*
4.1	Subscription Agreement	*
6.1	Securities Purchase Agreement and Convertible Note issued to Cedat Capital on May 3, 2018	*
6.2	Securities Purchase Agreement and Convertible Note issued to Cedat Capital on May 16, 2018	*
6.3	Securities Purchase Agreement and Convertible Note issued to Cedat Capital on May 29, 2018	*
6.4	Convertible Promissory Note issued to PBDC LLC on August 30, 2017	*
6.5	Convertible Promissory Notes Issued to Tide Pool Venture Corporation on August 1, 2017 and August 29, 2017	*
6.6	Convertible Promissory Note issued to World Market Ventures, LLC on August 30, 2017	*
6.7	Convertible Promissory Note issued to World Market Ventures, LLC on August 30, 2018	*
6.8	Convertible Promissory Note issued to Tide Pool Venture Corporation on March 25, 2021	*
6.9	Convertible Promissory Note issued to Adam Kovacevic on July 6, 2022	*
6.10	Signed Letter entering into the Crypto Climate Accord, dated June 24, 2021	*
7.1	Asset Purchase Agreement between the Company and Crypto Mining Corp., dated July 21, 2021	*
12.1	Legal Opinion and Consent of JDT Legal, PLLC	*